SECOND AMENDMENT TO CREDIT AGREEMENT

SECOND AMENDMENT TO CREDIT AGREEMENT (this “Second Amendment”), dated as of April 18, 2007, among PARTNERRE LTD., a company organized under the laws of Bermuda (the “Borrower”), the Designated Subsidiary Borrowers party to the Credit Agreement referred to below, the lenders party to the Credit Agreement referred to below (each, a “Lender” and, collectively, the “Lenders”) and JPMORGAN CHASE BANK, N.A. (“JPMorgan Chase”), as Administrative Agent (in such capacity, the “Administrative Agent”).  All capitalized terms used herein and not otherwise defined shall have the respective meanings provided such terms in the Credit Agreement.

W I T N E S S E T H:

WHEREAS, the Borrower, the Designated Subsidiary Borrowers, the Lenders and the Administrative Agent are parties to a Credit Agreement, dated as of June 17, 2004 and amended and restated as of September 30, 2005 (as in effect on the date hereof, the “Credit Agreement”); and

WHEREAS, the parties hereto desire to make certain modifications to the Credit Agreement as set forth herein;

NOW, THEREFORE, it is agreed:

I.           Second Amendment to Credit Agreement.

1.  The definition of “Consolidated Net Worth” appearing in Section 10 of the Credit Agreement is hereby amended to read in its entirety as follows:

““Consolidated Net Worth” shall mean, as of any date of determination, the Net Worth of the Company and its Subsidiaries on such date determined on a consolidated basis, plus, to the extent not otherwise included in Net Worth, the then issued and outstanding amount of all Qualified Mandatorily Convertible Preferred Securities; provided, that the nominal value of any securities issued in respect of any Hybrid Securities shall constitute stockholders equity to the extent (x) the accreted value of such securities does not exceed the HS Exclusion Amount and (y) S&P does not include such securities as financial leverage.”

2.  The definition of “Debt” appearing in Section 10 of the Credit Agreement is hereby amended to read in its entirety as follows:

““Debt” of any Person shall mean at any date, without duplication, (i) all obligations of such Person for borrowed money, (ii) all obligations of such Person evidenced by bonds, debentures, notes or other similar instruments, (iii) all obligations of such Person to pay the deferred purchase price of property or services, except trade accounts payable arising in the ordinary course of business, (iv) all obligations of such Person as lessee under capital leases, (v) all obligations of such Person to reimburse any bank or other Person in respect of amounts payable under a banker’s acceptance, (vi) all Redeemable Preferred Stock of such Person (in the event such Person is a corporation), (vii) all obligations (absolute or contingent) of such Person to reimburse any bank or other Person in respect of amounts paid under a letter of credit or similar instrument, (viii) all Debt of others secured by a Lien on any asset of such Person,  whether or not such Debt is assumed by such Person, and (ix) all Debt of others Guaranteed by such Person; provided, that (A) for the avoidance of doubt, insurance payment liabilities, as such, and liabilities arising in the ordinary course of such Person’s business as an insurance or reinsurance company (including GICs) or a corporate member of The Council of Lloyd’s or as a provider of financial or investment services or contracts (in each case other than in connection with the provision of financing to such Person or any of such Person’s Affiliate) shall not constitute Debt, and (B) solely for purposes of Section 8.10 and the definition of “Consolidated Total Debt,” “Debt” shall not include (I) any contingent obligations of any Person under or in connection with acceptance, letter of credit or similar facilities so long as no drawings or payments have been made in respect thereof, (II) obligations of the Company in respect of any Redeemable Preferred Stock that is part of a unit which constitutes Qualified Mandatorily Convertible Preferred Securities, but only up until such time as such Redeemable Preferred Securities are remarketed in connection with the settlement of the related contract for the purchase and sale of the Company’s ordinary common shares and (III) the indebtedness evidenced by all outstanding Hybrid Securities to the extent (x) the accreted value of such indebtedness does not exceed the HS Exclusion Amount and (y) S&P does not include such Indebtedness under such Hybrid Securities as financial leverage.”

3.  Section 10 of the Credit Agreement is hereby further amended by inserting therein the following new definitions immediately after the definition of “Guaranteed Obligations”:

““HS Exclusion Amount” shall mean, on the date of determination, an amount equal to 15% of Consolidated Total Capitalization.

“Hybrid Securities Issue” shall mean an issue of Hybrid Securities.

“Hybrid Securities” shall mean an offering of junior subordinated debentures or other subordinated securities of the Company either directly or through a Subsidiary that is a special purpose vehicle created in connection with such offering.”

4.  Section 10 of the Credit Agreement is hereby further amended by deleting therefrom the definition of “Debentures”.

5.  Section 10 of the Credit Agreement is hereby further amended by deleting therefrom the definition of “Qualified Trust Preferred Securities”.

6.  Section 10 of the Credit Agreement is hereby further amended by deleting therefrom the definition of “Special Purpose Trust”.

II.           Miscellaneous Provisions.

1.           In order to induce the Lenders to enter into this Second Amendment, the Company hereby represents and warrants that:

(a)           no Default or Event of Default exists on the Second Amendment Effective Date (as defined below), immediately after giving effect to this Second Amendment; and

(b)           all of the representations and warranties contained in the Credit Agreement and the other Credit Documents are true and correct in all material respects on and as of the Second Amendment Effective Date immediately after giving effect to this Second Amendment, with the same effect as though such representations and warranties had been made on and as of the Second Amendment Effective Date (it being understood that any representation or warranty made as of a specific date shall be true and correct in all material respects as of such specific date).

2.           This Second Amendment is limited as specified and shall not constitute a modification, acceptance or waiver of any other provision of the Credit Agreement or any other Credit Document.

3.           This Second Amendment may be executed in any number of counterparts and by the different parties hereto on separate counterparts, each of which counterparts when executed and delivered shall be an original, but all of which shall together constitute one and the same instrument.  A complete set of counterparts shall be lodged with the Borrower and the Administrative Agent.

4.          THIS SECOND AMENDMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAW OF THE STATE OF NEW YORK.

5.          This Second Amendment shall become effective on the date (the “Second Amendment Effective Date”) when the Borrower, each Designated Subsidiary Borrower and the Required Lenders shall have signed a counterpart hereof (whether the same or different counterparts) and shall have delivered (including by way of facsimile transmission) the same to White & Case LLP, 1155 Avenue of the Americas, New York, New York 10036, Attention:  May Yip-Daniels (facsimile:  212-354-8113).

6.           From and after the Second Amendment Effective Date all references in the Credit Agreement and each of the other Credit Documents to the Credit Agreement shall be deemed to be a reference to the Credit Agreement as modified hereby on the Second Amendment Effective Date, pursuant to the terms of this Second Amendment.

*     *     *

IN WITNESS WHEREOF, the parties hereto have caused their duly authorized officers to execute and deliver this Second Amendment as of the date first above written.

PARTNERRE LTD.

By:	/s/ Patrick Thiele
Name: Patrick Thiele
Title: President

PARTNER REINSURANCE COMPANY LTD.

By:	/s/ Amanda Sodergren
Name: Amanda Sodergren
Title: Director Group Legal

PARTNERRE S.A.

By:	/s/ Franck Pinette
Name: Franck Pinette
Title: Executive Vice President (“Directeur Général”)

PARTNER REINSURANCE COMPANY OF THE U.S.

By:	/s/ John N. Adimari
Name: John N. Adimari
Title: EVP & Chief Financial Officer

By:	/s/ Cathy A. Hauck
Name: Cathy A. Hauck
Title: EVP & General Counsel

PARTNERRE INSURANCE COMPANY OF NEW YORK

By:	/s/ John N. Adimari
Name: John N. Adimari
Title: EVP & Chief Financial Officer

By:	/s/ Cathy A. Hauck
Name: Cathy A. Hauck
Title: EVP & General Counsel

PARTNERRE IRELAND INSURANCE LIMITED

By:	/s/ Gerry Murphy
Name: Gerry Murphy
Title: Director

By:	/s/ Tadeusz Dziurnan
Name: Tadeusz Dziurnan
Title: Director

PARTNERRE INSUANCE IRELAND LIMITED

By:	/s/ Gerry Murphy
Name: Gerry Murphy
Title: Director

By:	/s/ Tadeusz Dziurnan
Name: Tadeusz Dziurnan
Title: Director

JPMORGAN CHASE BANK, N.A., individually and as Administrative Agent

By:	/s/ Erin O’Rourke
Name: Erin O’Rourke
Title: Executive Director

WACHOVIA BANK, N.A.

By:	/s/ Karen Hanke
Name: Karen Hanke
Title: Director

BARCLAYS BANK PLC

By:	/s/ Nicholas Bell
Name: Nicholas Bell
Title: Director

CREDIT SUISSE

By:	/s/ Damian Hodel
Name: Damian Hodel
Title: Director

By:	/s/ Petra Jak
Name: Petra Jak
Title: Assistant Vice President

HSBC BANK USA, N.A.

By:	/s/ Lawrence Karp
Name: Lawrence Karp
Title: Senior Vice President

BANK OF AMERICA, N.A.

By:	/s/ Debra Bassler
Name: Debra Bassler
Title:

CITIBANK, N.A.

By:	/s/ Michael Taylor
Name: Michael Taylor
Title: Managing Director

DEUTSCHE BANK AG NEW YORK BRANCH

By:
Name:
Title:

By:
Name:
Title:

LEHMAN BROTHERS BANK, FSB

By:	/s/ Janine M. Shugan
Name: Janine M. Shugan
Title: Authorized Signatory

LLOYDS TSB BANK PLC

By:	/s/ Jason Eperon
Name: Jason Eperon
Title: Vice President Financial Institutions USA

By:	/s/ Candi Obrentz
Name: Candi Obrentz
Title: Assistant Vice President Financial Institutions USA

THE ROYAL BANK OF SCOTLAND PLC

By:	/s/ David Howes
Name: David Howes
Title: Vice President

UBS AG, STAMFORD BRANCH

By:	/s/ Irja R. Orsa
Name: Irja R. Orsa
Title: Associate Director

By:	/s/ David B. Julie
Name: David B. Julie
Title: Associate Director

MELLON BANK, N.A.

By:	/s/ Donald G. Cassidy, Jr.
Name: Donald G. Cassidy, Jr.
Title: Senior Vice President

NATIONAL AUSTRALIA BANK LTD.

By:
Name:
Title:

STANDARD CHARTERED BANK

By:	/s/ Robert Gilbert
Name: Robert Gilbert
Title: Managing Director

By:	/s/ Robert Reddington
Name: Robert Reddington
Title: Authorized Signatory

THE BANK OF NOVA SCOTIA

By:	/s/ Todd Meller
Name: Todd Meller
Title: Authorized Signatory